                                   EXHIBIT 10
                                   ----------

                ASSET PURCHASE AND LIABILITY ASSUMPTION AGREEMENT
                -------------------------------------------------

     THIS ASSET PURCHASE AND LIABILITY ASSUMPTION AGREEMENT ("Agreement") is made as of the 26/th/ day of September, 2001, by and between SGJ, Inc., a Maryland corporation ("Buyer") and Penn Mar Bancshares, Inc., a Maryland corporation ("Seller").

                                R E C I T A L S:
                                - - - - - - - -

     A. Seller has purchased certain assets and incurred certain liabilities in connection with the organization of a commercial bank.

     B. Seller desires to sell its assets in consideration of the assumption of certain of its liabilities.

     C. Buyer desires to purchase Seller's assets in consideration of the assumption of certain of its liabilities.

     NOW, THEREFORE, in consideration of the Recitals and of the mutual covenants, conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

                                    ARTICLE I
                                PURCHASE AND SALE

     1.1. Purchase and Sale. At the Closing on the Closing Date, and upon all of the terms and subject to all of the conditions of this Agreement, Seller shall sell, assign, convey, transfer and deliver to Buyer, and Buyer shall purchase all of Seller's right, title and interest, both legal and equitable, in and to all assets including but not limited to contracts, equipment, leases, furniture and fixtures listed on Schedule 1.1 ("Purchased Assets"):

     1.2. Assumption of Liabilities. At the Closing and on the Closing Date, and upon all of the terms and subject to all of the conditions of this Agreement, Buyer shall assume all responsibilities and liabilities for all and only the liabilities listed on Schedule 1.2.

     1.3. Closing.

          (a ) The meeting to finalize the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Ober, Kaler, Grimes & Shriver, P.C., 120 E. Baltimore Street, Baltimore, MD 21202, at such time and on such date as mutually agreed by the Buyer and Seller (the "Closing Date").

     1.4. Non-Assumption of Liabilities. Buyer does not and shall not assume or become obligated to pay any debt, obligation or liability of any kind or nature of Seller, whether known or unknown, fixed or contingent not contained in Schedule 1.2.

     1.5. Risk of Loss. The risk of any material loss, taking, condemnation, damage or destruction of or to any of the Purchased Assets (collectively, "Events of Loss") prior to the Closing shall be upon Seller and the risk of all Events of Loss at or subsequent to the Closing shall be upon Buyer.

     1.6. Allocation of Purchase Price. Buyer and Seller agree that the Purchase Price shall be allocated as set forth in Exhibit "1.6" attached hereto.
                                              ------------
     Neither party shall, in connection with any tax return, any refund claim, any litigation or investigation or otherwise, take any position with respect to the allocation of the Purchase Price that is inconsistent with the manner of allocation provided in Exhibit "1.6."
                                          ------------
     1.7. Due Diligence Inspection. Buyer has made such examinations, inspections and investigations of the Purchased Assets as Buyer in its sole and exclusive discretion has deemed necessary and Buyer agrees to accept the Purchased Assets in such condition existing as of the date of such examinations, inspections, and investigations.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer as follows:

     2.1. Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

     2.2. Power and Authority; Enforceability. Seller has full corporate power and authority to own, lease, and operate the Purchased Assets. Seller's execution, delivery and performance of this Agreement and all of the documents and instruments required hereby, and the consummation of the transactions contemplated hereby, have been duly authorized by the Seller's Board of Directors and no other corporate proceedings on the part of Seller are required to authorize the execution and delivery of this Agreement and the other documents required hereunder, or the consummation of the transactions contemplated hereby, except for the filing of Articles of Transfer, substantially in the form of Exhibit "2.2" attached hereto, with
                                            ------------
     the Maryland State Department of Assessments and Taxation ("SDAT"). This Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by Seller, the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratoriums or similar laws at the time in effect affecting the enforceability or rights of creditors generally, and by general equitable principles which may limit the right to obtain equitable remedies.

     2.3. Absence of Conflicting Agreements. Except as set forth on Schedule
                                                                    --------
     2.3, neither the execution, delivery or performance of this Agreement in
     ---
     accordance with its terms by Seller nor the consummation of the sale and purchase of the Purchased Assets or any other transaction contemplated by this Agreement, does or will, after the giving of notice, or the lapse of time or both, or otherwise:

          (a) Conflict with, result in a breach of, or constitute a default under the Charter, Bylaws or other organizational agreements or documents of Seller, or conflict with or result in a breach of any federal, state or local law, statute, ordinance, rule or regulation applicable to Seller, or any court of administrative order or process, or any contract, agreement, arrangement, commitment or plan to which Seller is a party and which relates to, the ownership or the Purchased Assets;

          (b) Result in the creation of any mortgages, liens, pledges, privileges, claims, rights, charges and security interests of any kind or nature (collectively, "Liens") upon any of the Purchased Assets;

          (c) Terminate, amend or modify, or give any party the right to terminate, amend, modify, abandon or refuse to perform any contract, agreement, arrangement, commitment or plan to which Seller is a party and which relates to the ownership of the Purchased Assets;

          (d) Require the consent, waiver, approval, permit, license, clearance or authorization of, or any declaration or filing with, any court or governmental or public agency, or other authority; or

          (e) Require the consent of any Person under any agreement, arrangement or commitment of any nature to which Seller is a party or bound, or by which the Purchased Assets are bound or subject.

     2.4. Title to Purchased Assets; Liens and Encumbrances. Except as set forth on Schedule 2.4, Seller owns good and marketable title to, or has valid
        ------------
     leasehold interests in, all of the Purchased Assets free and clear of any Liens.

     2.5. Equipment. Except as set forth on Schedule 2.5:
                                            ------------

          (a) Each material item of Equipment, necessary for or used in the operation of a business office and/or a commercial bank in the manner in which it has been and is currently operated, is in operating condition and repair, ordinary wear and tear.

     2.6. Intangible Property. Except as set forth on Schedule 2.6:
                                                      ------------

          (a) There are no claims, demands or proceedings instituted, pending or, to Knowledge of Seller, threatened by any third party pertaining to or challenging Seller's right to use any intangible property listed on Schedule 1.1;

          (b) To Knowledge of Seller, Seller is not infringing upon or otherwise acting adversely to any trademark, trade name, patent or copyright owned by a third party;

          (c) There are no royalty agreements between Seller and any third party relating to any intangible property;

          (d) The intangible property listed on Schedule 1.1 constitutes all of the material intangible and intellectual property interests and other intellectual property being transferred to Buyer;

          (e) Except for those matters that require consent to assignment listed on Schedule 3.3, Seller's right, title and interest in and to the
             ------------
          intangible property are fully assignable to Buyer without the consent, approval, or waiver of any Person.

     2.7. Leases. Except as set forth on Schedule 2.7:
                                         ------------

          (a) The Leases described on Schedule 1.1 constitute all of the lease
                                      ------------
          agreements between Seller and third parties;

          (b) Each of the Leases is in full force and effect and constitutes the legal and binding obligation of, and is legally enforceable against Seller, and to Knowledge of Seller, against each other party thereto in accordance with its terms; and

          (c) Except for the required third-party consents listed on Schedule
                                                                     --------
          2.7, Seller's right, title and interest in and to each of the Leases
          ---
          is assignable to Buyer without the consent, waiver or approval of any Person.

     2.8. No Litigation. Except as set forth on Schedule 2.8:
                                                ------------

          (a) To Knowledge of Seller there is no decree, judgment, order, investigation, litigation at law or in equity, arbitration proceeding or proceeding before or by any commission, agency or other administrative or regulatory body or authority, pending or threatened, to which Seller is a party or the Purchased Assets.

     2.9. Brokers. This Agreement, the sale and purchase of the Purchased Assets, and any other transaction contemplated by this Agreement were not induced or produced through any Person acting on behalf of or representing Seller as broker, finder, investment banker, financial advisor or in any similar capacity.

     2.10. Environmental Compliance.

           (a) To Knowledge of Seller, Seller has complied and is in material compliance with the rules and regulations of the Environmental Protection Agency and any other federal, state or local government authority with jurisdiction over environmental compliance and all applicable rules and regulations of federal, state and local laws, including statutes, regulations, ordinances, codes and rules, as amended, relating to the discharge of air pollutants, water pollutants or process waste water, or otherwise relating to the environment or Hazardous Materials or toxic substances including, but not limited to, the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, and regulations of any state department of natural resources or state environmental protection agency now or at any time hereafter in effect (collectively, "Environmental Laws").

           (b) Seller is not a party to any litigation or administrative proceeding and, to Knowledge of Seller, there is not any litigation or administrative proceeding threatened against it, which in either case (i) asserts or alleges that Seller violated any Environmental Laws with respect to the Leased Real Property, (ii) asserts or alleges that Seller is required to clean up, remove or take remedial or other response action due to the disposal, depositing, discharge, leaking or other release of any wastes, substances, or materials that are deemed hazardous, toxic, pollutants or contaminants, including without limitation, substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws ("Hazardous Materials") at any leased real property utilized in connection with the operation of Seller or the organization of a commercial bank ("Leased Real Property") or
           (iii) asserts or alleges that Seller is required to pay all or a portion of the cost of any past, present or future cleanup, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any Hazardous Materials by Seller at the Leased Real Property.

           (c) To Knowledge of Seller, with respect to the period during which Seller occupied the Leased Real Property, and, with respect to the time before Seller occupied any Leased Real Property, no Person has caused or permitted Hazardous Materials to be stored, deposited, treated, recycled or disposed of on, under or at any Leased Real Property.

           (d) To Knowledge of Seller, there are not now, nor have there previously been, tanks or other facilities on, under, or at the Leased Real Property which contained any Hazardous Materials.

     2.11. Representation as of the Closing Date. Seller's representations and warranties set forth in this Agreement shall be true and correct as of the date of this Agreement and the Closing Date. All such representations and warranties shall survive the consummation of the transactions contemplated by this Agreement for a period of six (6) months.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as follows:

     3.1. Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

     3.2. Power and Authority; Enforceability. Buyer has full corporate power to purchase the Purchased Assets pursuant to this Agreement. Buyer's execution, delivery and performance of this Agreement and all of the documents and instruments required hereby, and the consummation of the transactions contemplated hereby, have been duly authorized by the Buyer's Board of Directors and no other corporate proceedings on the part of Buyer are required to authorize the execution and delivery of this Agreement and the other documents required hereunder, or the consummation of the transactions contemplated hereby. This Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by Buyer, the valid and binding obligations of Buyer enforceable against Buyer in accordance with their terms, subject only to bankruptcy, insolvency, reorganization, moratoriums or similar laws at the time in effect, affecting the enforceability or right of creditors generally, and by general equitable principles which may limit the right to obtain equitable remedies.

     3.3.  Absence of Conflicting Laws and Agreements. Except as set forth on
     Schedule 3.3, neither the execution, delivery or performance of this
     ------------
     Agreement by Buyer, nor the consummation of the sale and purchase of the Purchased Assets or any other transaction contemplated by this Agreement, does or will, after the giving of notice, or the lapse of time, or otherwise:

           (a) Conflict with, result in a breach of, or constitute a default under, Buyer's Charter, Bylaws or other organizational agreements or documents of any type, or any federal, state or local law, statute, ordinance, rule or regulation, or any court or administrative order or process, or any material contract, agreement, arrangement, commitment or plan to which Buyer is a party or by which Buyer or its assets is bound;

           (b) Require the consent, waiver, approval, permit, license, clearance or authorization of, or any declaration or filing with, any court or governmental or public agency; or

          (c) Require the consent of any Person under any agreement, arrangement or commitment of any nature to which Buyer is a party or by which it is bound.

     3.4 Litigation. Buyer has no knowledge of any decree, judgment, order, investigation, litigation at law or in equity, arbitration proceeding or proceeding before or by any commission, agency or other administrative or regulatory body or authority, pending or threatened, to which Buyer is a party and which would prohibit or interfere with Buyer's ability to consummate the transactions contemplated by this Agreement.

     3.5 Representations and Warranties. Buyer's representations and warranties set forth in this Agreement shall be true and correct as of the date of this Agreement and the Closing Date. All such representations and warranties shall survive the consummation of the transactions contemplated by this Agreement for a period of six (6) months.

                                   ARTICLE IV
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

     Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent:

     4.1. Proceedings and Instruments Satisfactory. All proceedings and actions of Seller, its officers and individuals connected with Seller, necessary for corporate action to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall have been taken and shall be complete to the reasonable satisfaction of Buyer and Buyer's counsel, and Seller shall have made available to Buyer for examination the originals, or true and correct copies, of all documents which Buyer may reasonably request in connection with the transactions contemplated by this Agreement.

     4.2. Representations and Warranties. The representations and warranties made by Seller in this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, except for changes permitted or contemplated by this Agreement.

     4.3. Deliveries at Closing. Seller will execute, or cause to be executed, and deliver to Buyer the following documents:

          (a) A Bill of Sale substantially in the form of Exhibit "4.3";
                                                          -------------

          (b) Articles of Transfer;

          (c) A copy of instruments evidencing any required consents, including, but not limited to, estoppel certificates, for leases or contracts;

          (d) The document indicating the agreed allocation of Purchase Price;
          and

          (e) A certificate of good standing of Seller issued not earlier than 15 days prior to the Closing Date by the SDAT.


     If any of the conditions set forth in this Article IV have not been satisfied, Buyer may, in its sole discretion, nevertheless elect to proceed with the consummation of the transactions contemplated hereby.

                                    ARTICLE V
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

     Each and every obligation of Seller to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent:

     5.1. Compliance with Agreement. Buyer shall have performed and complied in all material respects with all of its obligations under this Agreement which are to be performed or complied with by it prior to or at the Closing.

     5.2. Proceedings and Instruments Satisfactory. All proceedings and actions of Buyer, its officers and individuals connected with Buyer, necessary for corporate action to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall have been taken and shall be complete to the reasonable satisfaction of Seller and Seller's counsel, and Buyer shall have made available to Seller for examination the originals, or true and correct copies, of all documents which Seller may reasonably request in connection with the transactions contemplated by this Agreement.

     5.3. Representations and Warranties. The representations and warranties made by Buyer shall be true and correct in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

     5.4. Deliveries at Closing. Buyer will make the payments described in
     Section 1.4. Buyer will execute, or cause to be executed, and deliver to Seller the following documents:

          (a) The Bill of Sale;

          (b) Articles of Transfer; and

          (c) A certificate of good standing of Buyer issued not earlier than 15 days prior to the Closing Date by the SDAT.

     If any of the conditions set forth in this Article V have not been satisfied, Seller may nevertheless elect to proceed with the consummation of the transactions contemplated hereby.

                                   ARTICLE VI
                           TERMINATION; MISCELLANEOUS

     6.1. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date, as follows:

          (a) By mutual written agreement of Seller and Buyer; or

          (b) By Buyer if any of the conditions set forth in Article IV of this Agreement shall not have been fulfilled by the Closing Date; or

          (c) By Seller if any of the conditions set forth in Article V of this Agreement shall not have been fulfilled by the Closing Date.

     6.2. Further Assurances. The parties hereto agree that they will from time to time execute and deliver any and all additional and supplemental documents, and do such other acts and things which may be necessary or desirable to effect the purposes of this Agreement, and the consummation of the transactions contemplated hereby.

     6.3. Entire Agreement; Amendment; Waiver. This Agreement and the documents required to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, unless otherwise expressly provided.

     6.4. Expenses; Taxes. Except as otherwise specifically provided herein, whether or not the transactions contemplated by this Agreement are consummated, each of the parties shall pay the fees and expenses of its respective counsel, accountants and other experts incident to the negotiation, drafting and execution of this Agreement and consummation of the transactions contemplated hereby. Additionally, Seller shall pay all sales, transfer, gains, and other taxes imposed as a result of consummation of the transactions contemplated herein.

     6.5. Benefit; Assignment. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by Buyer and Seller and their respective proper successors and assigns. This Agreement (and any rights, obligations or liabilities hereunder) may not be assigned or delegated in whole or in part by any party without the prior written consent of the other party; provided, however, either party may assign this Agreement to an entity wholly owned by such party, provided such party continues to be fully obligated hereunder.

     6.6. Confidentiality.

          (a) Buyer agrees that prior to Closing, Buyer and its respective agents and representatives shall not use for its or their own benefit (except when required by law, rule or regulation), and shall hold in strict confidence and not disclose, (i) any data or information relating to Seller or its affiliates, obtained from Seller or any of its officers, employees, agents or representatives in connection with this Agreement, or (ii) any data and information relating to the business, supporters, financial statements, conditions or operations of the Seller which is confidential in nature and not generally known to the public (clauses (i) and (ii) together, "Seller's Information"). If the transactions contemplated in this Agreement are not consummated for any reason, Buyer shall return to Seller all data, information and any other written material obtained by Buyer from Seller in connection with this transaction and any copies, summaries or extracts thereof, and shall refrain from disclosing any of Seller's Information to any third party or using any of Seller's Information for its own benefit or that of any other Person.

          (b) Seller agrees that Seller and its agents and representatives shall not use for its or their own benefit (except when required by law, rule or regulation and except for use in connection with their investigations and review of Buyer in connection with this Agreement), and shall hold in strict confidence and not disclose, (i) any data or information, relating to Buyer or its affiliates, obtained from Buyer or from any of its officers, employees, agents or representatives in connection with this Agreement, or (ii) any data and information relating to the business, supporters, financial statements, conditions or operations of the Buyer which is confidential in nature and not generally known to the public (clauses (i) and (ii) together "Buyer's Information"). If the transactions contemplated in this Agreement are not consummated for any reason, Seller shall return to Buyer all data, information and any other written material obtained by Seller from Buyer in connection with this transaction and any copies, summaries or extracts thereof, and shall refrain from disclosing any of Buyer's Information to any third party or using any of Buyer's Information for its own benefit or that of any other Person.

          (c) Notwithstanding any other provision to the contrary herein, the provisions of this Section 6.6 shall survive the termination of this Agreement.

     6.7. Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute one and the same Agreement. This Agreement may be executed and delivered in counterpart signature pages executed and delivered via facsimile transmission, and any such counterpart executed and delivered via facsimile transmission shall be deemed an original for all intents and purposes. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

     6.8.  No Reliance. Except as provided herein:

           (a) No third party is entitled to rely on any of the representations, warranties or agreements of Buyer or Seller contained in this Agreement; and

           (b) Buyer and Seller assume no liability to any third party because of any reliance on the representations, warranties or agreements of Buyer and Seller contained in this Agreement.

     6.9. Judicial Interpretation. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party which itself or through its agent prepared the same, it being agreed that the agents of each party have participated in the preparation hereof. If any court determines that any provision of this Agreement is unenforceable in accordance with its terms, the provision shall be deemed to have been amended to the extent required to render it valid and enforceable, and such court is hereby authorized and directed to amend the provision to the extent, but only to the extent that, such court determines such amendment is necessary to make it valid and enforceable.

     6.10. Saturdays, Sundays and Legal Holidays. If the time period by which any acts or payments required hereunder must be performed or paid expires on a Saturday, Sunday or legal holiday, then such time period shall be automatically extended to the close of business on the next regularly scheduled business day.

     6.11. Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of Maryland, without regard to the conflict of law principles thereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                 "BUYER"

                                 SGJ, INC.


                                 By: /s/ J. Geoffrey Sturgill
                                     ------------------------
                                 Name: J. Geoffrey Sturgill
                                       --------------------
                                 Title: President
                                        ---------

                                      "SELLER"

                                      PENN MAR BANCSHARES, INC.


                                      By: /s/Ronald Krablin, M.D.
                                          ----------------------
                                      Name: ____________________________________
                                      Title: ___________________________________